UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2014

j2 Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6922 Hollywood Blvd.

Suite 500

Los Angeles, California 90028

(Address of principal executive offices)

(323) 860-9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On Monday, June 30, 2014, Kathleen M. Griggs notified j2 Global, Inc. (the “Company”) that she would resign as Chief Financial Officer and Treasurer of the Company, effective August 8, 2014.

Effective upon her departure, R. Scott Turicchi, President and former Chief Financial Officer of the Company, will assume the role of Chief Financial Officer. The information required by Items 401(b) and 401(e) of Regulation S-K with respect to Mr. Turicchi is incorporated by reference to the information under the caption “Executive Officers” in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 26, 2014. The Company is not party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K relating to Mr. Turicchi. Mr. Turicchi does not have any family relationship required to be reported pursuant to Item 401(d) of Regulation S-K.

The Company issued a press release in connection with these announcements, which is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by j2 Global, Inc., dated July 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc.
(Registrant)

Date: July 3, 2014	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by j2 Global, Inc., dated July 3, 2014